CERTIFICATE OF VOTE OF DIRECTORS
                    ESTABLISHING A CLASS OR SERIES OF STOCK
                    (General Laws, Chapter 156B, Section 26)

     We, Albert Rand, President, and John Wilkinson,
Clerk, of Dynamics Research Corporation located at 60
Frontage Road, Andover, MA 01810-5498 do hereby certify that at a meeting of the directors of the corporation held on September 10, 1998, the following vote establishing and designating a class or series of stock and determining the relative rights and preferences thereof was duly adopted. The directors wish to amend the Series B Preferred Stock pursuant to Section 26, as no shares of the Series B Preferred Stock have been issued at this time.

     VOTED: That pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Articles of Organization, as amended, the voting powers of the Series B Preferred Stock of the Corporation be and they hereby are amended as follows:

     Section 3(a) shall be amended to read in its entirety as follows:

     "Each share of Series B Stock shall entitle the holder thereof to ten votes on all matters submitted to a vote of the stockholders of the Corporation."

     Section 8 shall be amended to read in its entirety as follows:

     "Certain Adjustments. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the amounts set forth in Sections 2(a) and
     (b), 6(a) and 7 hereof with respect to the multiple of cash and non-cash dividends, the Series B Liquidation Preference and an aggregate amount of stock, securities, cash and/or other property referred to in Section 7 hereof, shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event."

     Signed under the penalties of perjury, this 10th day of September, 1998.


                                         /s/ Albert Rand

                                         Albert Rand, President


                                         /s/ John Wilkinson

                                         John Wilkinson, Clerk